WARRANT AGREEMENT

THIS WARRANT AGREEMENT (the “Agreement”) is entered into as of February 9, 2015 by and among ROOT9B TECHNOLOGIES, INC., a Delaware corporation (the “Company”) and ________________________________________ (the “Holder”).

WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of February 9, 2015 by and among the Company and the Holder (the “Purchase Agreement”), the Company has agreed to sell to the Holder, and the Holder has agreed to purchase from the Company, at one or more closings to be held as set forth in the Purchase Agreement, up to an aggregate of 6,685,230 shares of common stock, par value $0.001 per share, of the Company and one or more warrants to purchase up to an aggregate of 6,145,008 shares of the Common Stock, subject to the limitation provisions set forth in Section 3(h) (each a “Warrant” and collectively, the “Warrants”); and

WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain terms and conditions applicable to the Warrants and certain rights and obligations among the Company and the Holder, as more fully described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                                Definitions.                      As used in this Agreement, the following capitalized terms shall have the following meanings. Capitalized terms appearing below and not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to any Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Agreement” has the meaning set forth in preamble hereto.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York, New York are authorized or required by law or executive order to be closed.

“Cashless Exercise” has the meaning set forth in Section 3(c)(i).

“Charter” means the Certificate of Incorporation of the Company, as amended or supplemented from time to time.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means (a) the common stock, par value $0.001 per share, of the Company, or (b) any other capital stock into which such Common Stock is reclassified or reconstituted.

“Company” has the meaning set forth in preamble hereto.

“Company Stock Option Plans” means 2008 Stock Incentive Plan, and any other future equity incentive plans of the Company with similar objectives which shall be duly authorized and adopted by the Board of Directors and the shareholders of the Company.

“Convertible Securities” means evidences of indebtedness and any other shares of stock or securities of the Company which are directly or indirectly convertible or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

“Delaware Courts” means the state and federal courts sitting in the State of Delaware.

“Election to Purchase” has the meaning set forth in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exercise Amount” has the meaning set forth in Section 3(a).

“Exercise Payment” has the meaning set forth in Section 3(a).

“Exercise Price” has the meaning set forth in Section 2.

“Expiration Date” means, with respect to any Warrant, the third (3rd) anniversary of the date such Warrant was issued by the Company to the Holder.

“Holder” has the meaning set forth in preamble hereto.

“Initial Closing” has the meaning ascribed to such term in the Purchase Agreement.

“Initial Exercise Price” has the meaning set forth in Section 2.

“Market Price” of any security means the value determined in accordance with the following provisions:

(i)           if such security is listed on a national securities exchange registered under the Exchange Act, a price equal to the average of the closing sales prices for such security on such exchange for each day during the twenty (20) consecutive trading days immediately preceding the date in question;

(ii)           if not so listed, and such security is quoted in the over the counter market as reported by the OTC Bulletin Board (“OTC BB”), a price equal to the average of the closing price on the OTC BB on each day during the twenty (20) consecutive trading days immediately preceding the date in question; and

(iii)           if not so listed as set forth in (i) or (ii) above and such security is quoted in the over-the-counter market as reported on the “pink sheets” on OTC Pink (or any similar organization or agency succeeding to its functions of reporting prices) (the “Pink Sheets”), a price equal to the average bid price on each day during the twenty (20) consecutive trading days immediately preceding the date in question.

“Maximum Percentage” has the meaning set forth in Section 3(h).

“Options” means all options, warrants and other rights for the purchase or other acquisition of Common Stock or Convertible Securities.

“Outstanding Shares of Common Stock” means, as of any particular measurement time, the sum of (i) the total number of outstanding shares of Common Stock of the Company as of such time, and (ii) the total number of shares of Common Stock over which the Purchaser has the right to acquire beneficial ownership within sixty days of such measurement time (to the extent not included in (i)), including but not limited to any right to acquire shares of Common Stock through the exercise of any option, warrant or right (including any Warrants issued pursuant to the Warrant Agreement after taking into account the exercise limitation contained in Section 3(h) of such Warrants) or through the conversion of another security.

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or other entity of any kind and includes any successor (by merger or otherwise) of such entity.

“Principal Office” means the Company’s principal office as set forth in Section 9(g) hereof or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Holder.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Agreement” has the meaning set forth in the recitals hereto.

“Regulatory Requirements” has the meaning set forth in Section 6(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Stock Combination” has the meaning set forth in Section 7(a)(iii).

“Stock Dividend” has the meaning set forth in Section 7(a)(i).

“Stock Subdivision” has the meaning set forth in Section 7(a)(ii).

“Subsequent Closing” has the meaning ascribed to such term in the Purchase Agreement.

“Subsidiary” means, with respect to any Person, any entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect the board of directors or other managers of such entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person. Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Company.

“Transaction” has the meaning set forth in Section 7(b).

“Warrant” and “Warrants” each have the meaning set forth in the recitals hereto.

“Warrant Shares” means (a) the fully paid and nonassessable shares of Common Stock issued upon exercise of the Warrants in accordance with the terms and conditions hereunder, and (b) all other shares of the Company’s capital stock issued with respect to such shares by way of stock dividend, stock split or other reclassification or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s capital stock.

SECTION 2.                      Issuance of Warrants. Pursuant to the Purchase Agreement and subject to the terms and conditions of this Agreement: (i) at the Initial Closing, the Company will issue and deliver to the Holder a Warrant in the form attached hereto as Exhibit A to purchase up to 5,135,018 Warrant Shares at an initial price per share equal to $0.80 (the “Initial Exercise Price”), as such price may be adjusted or readjusted from time to time as provided in this Agreement (the “Exercise Price”); and (ii) at the Subsequent Closing, the Company will issue and deliver to the Holder a Warrant in the form attached hereto as Exhibit A to purchase up to 1,009,990 Warrant Shares at an initial price per share equal to the Exercise Price.

SECTION 3.                      Exercise of Warrants.

(a)           Exercise. At any time on or after the date a Warrant was originally issued by the Company and before the Expiration Date applicable to such Warrant, the Holder, in accordance with the terms hereof, may exercise such Warrant, in whole or in part (except as to a fractional share), by (i) delivering such Warrant to the Company during normal business hours on any Business Day at the Company’s Principal Office, together with an Election to Purchase in the form attached hereto as Exhibit B (the “Election to Purchase”), duly executed by the Holder, specifying the number of Warrant Shares (without giving effect to any adjustment thereto) to be issued to the Holder as a result of such exercise (the “Exercise Amount”), (ii) surrendering such Warrant to the Company, properly endorsed by the Holder (or if the Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder), and (iii) by tendering payment for the Warrant Shares designated by the Election to Purchase in an amount equal to the product of (A) the

Exercise Price and (B) the Exercise Amount (the “Exercise Payment”). If the Expiration Date is not a Business Day, then such Warrant maybe exercised on the next succeeding Business Day.

(b)           Payment of Exercise Payment. Payment of the Exercise Payment shall be made to the Company in cash or other immediately available funds, or as provided in Section 3(c), or a combination thereof. In the case of payment of all or a portion of the Exercise Payment pursuant to Section 3(c), the direction by the exercising Holder to make a “Cashless Exercise” shall serve as accompanying payment for that portion of the Exercise Price.

(c)           Net Exchange.

(i)           At any time after the date hereof, the Holder may, in lieu of exercising or converting any Warrant pursuant to the terms of Section 3(b), elect to exchange such Warrant pursuant to this Section 3(c) (a “Cashless Exercise”), in whole or in part (except as to a fractional share), at any time and from time to time during normal business hours on any Business Day on or prior to the Expiration Date, by (i) delivering to the Company an Election to Purchase, duly executed by the Holder, specifying the number of Warrant Shares (without giving effect to any adjustment thereto) to be issued to the Holder as a result of such exchange, and (ii) surrendering such Warrant to the Company, properly endorsed by the Holder (or if Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder), and the Holder shall thereupon be entitled to receive the number of Warrant Shares equal to the product of (A) the number of Warrant Shares issuable upon exercise of such Warrant (or, if only a portion of such Warrant is being exercised, issuable upon the exercise of such portion) for cash, determined as provided in Section 3(b), and (B) a fraction, the numerator of which is the Market Price per share of Common Stock at the time of such exercise minus the Exercise Price in effect at the time of such exercise, and the denominator of which is the Market Price per share of Common Stock at the time of such exercise, such number of shares so issuable upon such exchange to be rounded up or down to the nearest whole number of shares of Common Stock.

(ii)           The “exchange” of any Warrant pursuant to this Section 3(c) is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code.

(iii)           For all purposes of the Warrants (other than this Section 3(c)), any reference herein to the “exercise” of such Warrant shall be deemed to include a reference to the exchange of such Warrant into Common Stock in accordance with the terms of this Section 3(c).

(d)           Issuance of Shares of Common Stock. Upon receipt by the Company of a Warrant at its Principal Office for exercise with respect to the Exercise Amount, and accompanied by payment of the Exercise Payment as aforesaid, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that certificates representing such Warrant Shares may not then be actually delivered. As soon as practicable after exercise of such Warrant in accordance with Section 3(a), but in no event later than five (5) Business Days after such exercise, the Company shall at its expense issue and cause to be delivered to, or upon the written order of, the Holder a certificate or certificates for the Exercise Amount, subject to any reduction as provided in Section 3(c), as applicable.

(e)           Fractional Shares. The Company shall not be required to deliver fractions of shares of Common Stock upon exercise of any Warrant. If any fraction of a share of Common Stock would be deliverable upon exercise of a Warrant, the Company may, in lieu of delivering such fraction of a share of Common Stock, make a cash payment to the affected Holder in an amount equal to the proportionate amount of the Market Price per share as of the Business Day immediately preceding the date of exercise of such Warrant.

(f)           Partial Exercise. In the event of a partial exercise of a Warrant, the Company shall issue to the affected Holder a Warrant in like form for the unexercised portion thereof following the issuance of a certificate or certificates for Warrant Shares in the amount of the Exercise Amount pursuant to Section 3(d).

(g)           No Rights or Liabilities as a Stockholder. Except as expressly set forth herein, nothing contained in a Warrant shall be construed as conferring upon the Holder of such Warrant any rights as a stockholder of the Company or as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or creditors of the Company.

(h)           Limitations on Exercise. Any Warrants granted hereunder shall not be exercisable by the Holder to the extent (but only to the extent) that, following exercise, the Holder or any of its Affiliates would beneficially own in excess of 9.9% (the “Maximum Percentage”) of the Outstanding Shares of Common Stock.  No prior limitation on the number of shares of Common Stock subject to a Warrant or the inability to exercise a Warrant pursuant to this Section 3(h) shall have any effect on the applicability of the provisions of this Section 3(h) with respect to any subsequent determinations of the number of shares subject to a Warrant or the exercisability hereof. For the purpose of this Section 3(h), beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act.  For clarification, the foregoing calculation of beneficial ownership shall take into account all securities which give rise to beneficial ownership by Holder or its Affiliates of such Common Stock under such rules and regulations and not solely the Warrants. The provisions of this Section 3(h) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3(h) in order to correct this Section 3(h) or any portion hereof which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 3(h) shall apply to a successor holder of any Warrant.

SECTION 4.                      Payment of Taxes. The Company shall pay all stamp taxes attributable to the initial issuance of Warrant Shares or other securities issuable upon the exercise of each Warrant or issuable pursuant to Section 7 hereof, excluding any tax or taxes which may be payable because of the transfer involved in the issuance or delivery of any certificates for shares or other securities in a name other than that of the exercising Holder in respect of which such shares or securities are issued.

SECTION 5.                      Replacement Warrant. If any Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and upon receipt of indemnity reasonably satisfactory to the Company; provided, however, that if the Holder is a financial institution or other institutional investor its own indemnity agreement shall be satisfactory.

SECTION 6.                      Covenants of the Company.

(a)           Reservation of Authorized Common Stock. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares of capital stock , free of pre-emptive rights, such number of its duly authorized shares of Common Stock, or other stock or securities issuable pursuant to Section 7 hereof, as shall be sufficient to enable the Company at any time to fulfill all of its obligations under this Agreement and the Warrants.

(b)           Affirmative Actions to Permit Exercise and Realization of Benefits. If any shares of Common Stock reserved or to be reserved for the purpose of issuance as Warrant Shares, or any shares or other securities reserved or to be reserved for the purpose of issuance pursuant to Section 7 hereof, require registration with or approval of any governmental authority under any federal or state law, statute, rule, regulation, guideline, order, court or administrative ruling, request or directive, or any rule or regulation of any exchange or market upon which the shares of the Company’s Common Stock are traded (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a “Regulatory Requirement”) before such Warrant Shares or other shares or other securities may be validly issued and delivered upon exercise of any Warrant, then the Company covenants and agrees that it will, at its sole expense, promptly secure such registration or approval, as the case may be.

(c)           Regulatory Requirements and Restrictions. In the event of any reasonable determination by the Holder that, by reason of any Regulatory Requirement, the Holder is effectively restricted or prohibited from holding its Warrant or the related Warrant Shares (including any shares of capital stock or other securities distributable to such Holder in any merger, reorganization, readjustment or other reclassification), or otherwise realize upon or receive the benefits intended under its Warrant, the Company shall, and shall use its reasonable efforts to have its shareholders, take such actions as such Holder may deem reasonably necessary to permit the Holder to comply with such Regulatory Requirement. All costs of taking such action, whether by the Company, the affected Holder or otherwise, shall be borne by the Holder. Such action to be taken may include, without limitation, the Company’s authorization of one or more new classes of non-voting or other capital stock for which a Warrant may be exercised, and such modifications and amendments to the Charter, this Agreement, any Warrant or any other documents and instruments related to or executed in connection herewith or with such Warrant as may be deemed reasonably necessary by the Holder. The Holder shall give written notice to the Company of any such determination and the action or actions it deems necessary to comply with such Regulatory Requirement, which notice and determination shall be conclusive absent manifest error, and the Company shall take all reasonable steps necessary to comply with such determination as expeditiously as possible.

(d)           Validly Issued Shares. The Company covenants and agrees that all shares of Common Stock that may be delivered upon exercise of any Warrant (including those shares deliverable pursuant to Section 7 hereof) shall upon delivery by the Company be duly authorized and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever.

(e)           Securities Law Reporting Requirements. The Company covenants and agrees that it will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the Securities and Exchange Commission (including Rule 144 promulgated under the Securities Act) from time to time in effect and applicable to the Company and relating to the availability of an exemption from the Securities Act for the sale of restricted securities.

(f)           No Impairment. The Company will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of any Warrant, including without limitation the adjustments required under Section 7 hereof, and will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing and notwithstanding any other provision of this Agreement to the contrary (including by way of implication), the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of any Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of any Warrant. The Company covenants and agrees that it shall not, without the prior written consent of the Holder, enter into or agree to become subject to any term, condition, provision or agreement that would restrict in any material way the performance of the Company’s obligations under this Agreement or any Warrants issued hereunder. The Company further covenants and agrees that it shall not, without the prior written consent of the Holder, take any action or agree to take any action that would cause, or result in, or could reasonably be expected to cause, or result in, the number of Outstanding Shares of Common Stock to be less than 50,842,320 at any time prior to the Expiration Date. The Company represents to each Holder that the Company is not subject to or bound by any such term, condition, provision or agreement as of the date hereof.

SECTION 7.                      Adjustments and Notices. The Exercise Price and the number of Warrant Shares issuable upon the exercise of a Warrant shall be subject to adjustment as set forth in this Section 7. No adjustments shall be made under this Section 7 as a result of (i) the issuance of the Warrant Shares upon exercise of any Warrant, or (ii) the issuance of Common Stock as a dividend or other distribution or adjustment with respect to Common Stock issued as set forth in clause (i).

(a)           Adjustments. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant, after taking into consideration any prior adjustments pursuant to this Section 7, shall be subject to adjustment and readjustment from time to time as follows. In case at any time or from time to time the Company shall:

(i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock (a “Stock Dividend”),

(ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, including without limitation by means of a stock split, stock dividend or otherwise (a “Stock Subdivision”), or

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock by mean of a reverse stock split or otherwise (a “Stock Combination”), then (1) in the case of a Stock Dividend or a Stock Subdivision, the number of Warrant Shares issuable upon the exercise of such Warrant immediately prior thereto shall be proportionately increased and the Exercise Price in effect immediately prior thereto shall be proportionately decreased, and (2) in the case of a Stock Combination, the number of Warrant Shares issuable upon the Exercise of such Warrant immediately prior thereto shall be proportionately decreased and the Exercise Price in effect immediately prior thereto shall be proportionately increased. In the event the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a Stock Dividend in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock, and the Exercise Price and the number of Warrant Shares issuable upon the exercise of such Warrant shall be adjusted in accordance with the preceding sentence.

A reclassification of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such event shall be deemed a Stock Subdivision or Stock Combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 7(a)(i) hereof.

(b)           Reorganization, Merger, etc.. In case at any time the Company shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company’s assets, liquidation, recapitalization or reclassification of the Common Stock) in connection with which the Common Stock shall be changed into or exchanged for different securities of the Company or capital stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a “Transaction”), then, as a condition of the consummation of such Transaction, lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled to elect by written notice to the Company to receive (i) a new warrant in form and substance similar to, and in exchange for, its Warrant to purchase all or a portion of such securities or other property, or (ii) upon exercise of its Warrant at any time on or after the consummation of the Transaction, in lieu of the shares of Common Stock issuable upon such exercise prior to such consummation, the securities or other property (including cash) to which the Holder would have been entitled upon consummation of the Transaction if the Holder had exercised its Warrant(s) immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 7). The Company will not affect any Transaction unless prior to the consummation thereof each corporation or other entity (other than the Company) which may be required to deliver any new warrant, securities or other property as provided herein shall assume, by written instrument delivered to such Holder, the obligation to deliver to the Holder such new warrant, securities or other property as in accordance with the foregoing provisions the Holder may be entitled to receive, and such corporation or entity shall have similarly delivered to the Holder prior to the effectiveness of the Transaction an opinion of counsel for such corporation or entity, reasonably satisfactory in form and substance to the Holder, which opinion shall state that all of the terms of the new warrant or the original Warrant shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as the Holder may reasonably request. The foregoing provisions of this Section 7(b) shall similarly apply to successive Transactions.

(c)           Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action of the type contemplated in Section 7(a) or (b) hereof but not expressly provided for by such provisions, then, unless in the reasonable opinion of the Board of Directors such action will not have a material adverse effect upon the rights of the Holder (taking into consideration, if necessary, any prior actions which the Board of Directors deemed not to materially adversely affect the rights of the Holder), the number of Warrant Shares issuable upon the exercise of such Warrant shall be adjusted in such manner and at such time as the Board of Directors may in good faith determine to be equitable in the circumstances.

(d)           Notices.

(i)           Notice of Proposed Actions. In case the Company shall propose (A) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (B) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities or additional shares of Common Stock or shares of stock of any class or any other securities or Options (other than Options issued pursuant to the Company Stock Option Plans), (C) to effect any reclassification of its Common Stock, (D) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business or (F) to effect the liquidation, dissolution or winding up of the Company, then in each such case the Company shall give to the Holder written notice of such proposed action, which written notice shall specify the record date for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, share exchange, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, or the date on which the transfer of Common Stock is to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and on the number of Warrant Shares issuable upon the exercise of any Warrant after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (A) above at least thirty (30) days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least thirty (30) days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock.

(ii)           Adjustment Notice. Whenever the number of Warrant Shares subject to any Warrant is to be adjusted pursuant to this Section 7, the Company shall forthwith obtain a certificate signed by the chief financial officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated. The certificate shall set forth, if applicable, the new number of Warrant Shares issuable upon the exercise of such Warrant and, if applicable, any new securities or property to which the Holder is entitled. The Company shall keep at its Principal Office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of a Warrant (in whole or in part) if so designated by the Holder.

(e)           No Change in Warrant Terms on Adjustment. Irrespective of any adjustment in the Exercise Price and/or the number of Warrant Shares, each Warrant may continue to express the same Exercise Price and number of Warrant Shares as are stated therein and such Exercise Price and number of Warrant Shares issuable upon the conversion thereof shall be deemed to have been automatically so adjusted.

SECTION 8.                      Transfers of Warrants.

(a)           Transfer and Exchanges. The Company shall initially record the Warrants on a register to be maintained by the Company with its other stock books and, subject to Section 8(b) hereof, from time to time thereafter shall transfer the Warrants on such register when a Warrant is: (i) surrendered by the Holder to the Company for transfer in accordance with the terms hereof, (ii) properly endorsed by the Holder and accompanied by appropriate instructions, and (iii) accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof. Upon any such transfer, a new Warrant or Warrants shall be issued to the transferee or transferees and, in the event that such Warrant is only partially transferred, to the affected Holder, and the surrendered Warrant shall be canceled. Each such transferee shall succeed to all of the rights of the transferring Holder under this Agreement or in the event that such Warrant is only partially transferred, the transferring Holder and such transferee shall, simultaneously, hold rights hereunder in proportion to the portions of the Warrant transferred and retained, respectively.

(b)           Transfers Subject to Securities Laws; Stockholders Agreement. Subject to the restrictions set forth in this Section 8, the Holder may at any time and from time to time freely transfer any Warrant and Warrant Shares in whole or in part. No Warrant has been, and the Warrant Shares at the time of their issuance may not be, registered under the Securities Act, and nothing herein contained shall be deemed to require the Company to so register any Warrant or Warrant Shares. The Warrants and the Warrant Shares are issued subject to the terms and conditions contained herein and in the Purchase Agreement, and every Holder (and any transferee or transferees of the Holder) by accepting any Warrant agrees to be bound by such provisions and conditions and represents to the Company that such Warrant has been acquired, and the Warrant Shares will be acquired, for the account of such Holder for investment and not with a view to or for sale in connection with any distribution thereof. Each certificate representing Warrant Shares issued to the Holder upon exercise of a Warrant and each certificate representing Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the form as follows:

THIS WARRANT TO PURCHASE COMMON STOCK AND THE SHARES OF COMMON STOCK THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OR TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (2) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

SECTION 9.                      Miscellaneous.

(a)            Injunctive Relief. On the occurrence of any breach of this Agreement or any Warrant, the Holder may, at its option, and in addition to all other remedies it may have otherwise or under applicable law, (i) at the Company’s expense, elect to have the Warrant Shares issuable upon the exercise of such Warrant fully and completely recomputed, subject to adjustment as provided herein, in order to remove and remedy any prejudice which has been or might have been caused to it by such breach, including, without limitation, rescinding and annulling any or all exercises of such Warrant, and waivers or agreements made subsequent to such breach; and (ii) bring any action for injunctive relief or specific performance of any term or covenant contained herein or in any Warrant, the Company hereby acknowledging that an action for money damages may not be adequate to protect the interests of the Holder hereunder.

(b)           Survival of Provisions. Notwithstanding the full exercise by the Holder of any Warrant, the provisions of this Agreement and such Warrant shall survive such exercise.

(c)           Delays, Omissions and Indulgences. No delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company hereunder or under any Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(d)           Amendment and Waiver. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure of the Company from the terms of any provision of this Agreement, shall be effective (a) only if it is made or given in writing and signed by the Company and the Holder, and (b) only in the specific instance and for the specific purpose for which made or given.

(e)           Rights of Transferees. The rights granted to the Holder hereunder and under the Warrants shall pass to and inure to the benefit of all subsequent transferees of all or any portion of any Warrant (provided that the Holder and any transferee shall hold such rights in proportion to the amount of any Warrant held by each party) until extinguished pursuant to the terms hereof.

(f)           Section Headings. The titles and captions of the sections, subsections and other provisions hereof are for convenience of reference only and are not to be considered in construing this Agreement.

(g)           Notices. All notices and other communications provided for hereunder shall be in writing and personally delivered, delivered by nationally-recognized overnight courier, mailed, or sent by facsimile, if to the Company or to the Holder, to:

(i) if to the Company,

Root9B Technologies, Inc.
4521 Sharon Road #300
Charlotte, NC  28211-3627
Attention:  Chief Financial Officer

With a copy to:

Ruskin Moscou Faltischek, P.C.
East Tower, 15th Floor
1425 RXR Plaza
Uniondale, NY 11556-1425
Telephone No.: (516) 663-6600
Facsimile No.: (516) 663-6891
Attention: Seth I. Rubin

(ii) if to the Holder, at the address shown on the signature page hereto,

With a copy to:

or to such other address as the party to whom notice is to be given may have furnished to the other in writing in accordance with the provisions of this Section 9(g). Any such notice or communication will be deemed to have been received: (A) in the case of telecopy or personal delivery, on the date of such delivery; (B) in the case of nationally-recognized overnight courier, on the next business day after the date sent; and (C) if by registered or certified mail, on the third business day following the date postmarked.

(h)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder.

(i)           Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

(j)           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k)           Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:

ROOT9B TECHNOLOGIES, INC.

By:________________________________
Name:
Title:

THE HOLDER:

By:
Name:
Title:

ADDRESS FOR NOTICES

EXHIBIT A

FORM OF WARRANT

THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES OF COMMON STOCK THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OR TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (2) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

ROOT9B TECHNOLOGIES, INC.

COMMON STOCK PURCHASE WARRANT

Number _____

THIS IS TO CERTIFY that ____________________________________, and its transferees, successors and assigns (the “Holder”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase from ROOT9B TECHNOLOGIES, INC., a Delaware corporation (the “Company”), at a price per share equal to the Exercise Price, [_________] fully paid and nonassessable shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”), subject to the terms and conditions of the Warrant Agreement, as amended, supplemented or modified from time to time (the “Warrant Agreement”), dated as of the date hereof, between the Company and the other parties thereto.

The Exercise Price and the number of shares of Common Stock subject to this Warrant are subject to adjustment and readjustment from time to time as set forth in Section 7 of the Warrant Agreement. Capitalized terms used herein shall have the meanings ascribed to such terms in the Warrant Agreement.

Payment of the Exercise Price may be made as set forth in Section 3 of the Warrant Agreement.

If this Warrant is not exercised on or before 5:00 p.m. Eastern time on the Expiration Date, this Warrant shall become void and all rights hereunder shall cease as of such time, except as provided in the Warrant Agreement.

This Warrant is issued pursuant to the Warrant Agreement and is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference herein and made a part hereof. This Warrant may not be amended except as set forth in the Warrant Agreement. The Warrant

Agreement sets forth a full description of the rights, limitations of rights, obligations, duties and immunities of the Company and the Holder with respect to this Warrant. Copies of the Warrant Agreement are on file at the Principal Office of the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by an authorized officer of the Company and attested by its secretary, as of the __ day of February 2015.

ROOT9B TECHNOLOGIES, INC.

By:________________________________
Name:
Title:

ATTEST:

By:___________________________
Name:_________________________
Title:   Secretary

[CORPORATE SEAL]

EXHIBIT B

FORM OF ELECTION TO PURCHASE

To:   ROOT9B TECHNOLOGIES, INC.

1.           The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise such Warrant with respect to ________ shares of Common Stock (the “Exercise Amount”). Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

2.           The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

____           Exercise for Cash

____           Cashless Exercise

3.           Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

________________________________________________________________
(Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
(Address of Record Holder/Transferee)

4.           The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

5.           If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:

_________________________________________________________________
(Name of Record Holder/Transferee)

and deliver such warrant to the following address:
_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
(Address of Record Holder/Transferee)

In witness whereof, the undersigned Holder has caused this Notice of Exercise to be executed as of this _____ day of __________, ______.

__________________________________________
(Name of Holder)

By:_______________________________________